UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2006 (May 10, 2006)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

Britannia House, 960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 10, 2006, Xfone, Inc. (the “Registrant”), Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company controlled by Mr. Davison, entered into a definitive Stock Purchase Agreement (the “SPA”). The SPA is attached hereto as Exhibit 10.72.

Pursuant to the SPA, the Registrant increased its ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1.2 million. $900,000 of the total consideration was applied to payables owed by Story Telecom to the Registrant and its subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom, and will be used as working capital.

Story Telecom, Inc., a telecommunication service provider, operates in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited. On a moving forward basis, Story Telecom will operate as a division of the Registrant’s operation in the U.K. Founder and CEO of Story Telecom, Nir Davison, will remain as Managing Director of the division.

The Stock Purchase pursuant to the SPA was completed this morning.

Item 2.01 Completion of Acquisition or Disposition of Assets.

A Stock Purchase was completed on May 16, 2006, pursuant to a Stock Purchase Agreement dated May 10, 2006, by and between the Registrant, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company controlled by Mr. Davison (the “SPA”).

Pursuant to the SPA, the Registrant increased its ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1.2 million. $900,000 of the total consideration was applied to payables owed by Story Telecom to the Registrant and its subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom, and will be used as working capital.

Story Telecom, Inc., a telecommunication service provider, operates in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited. On a moving forward basis, Story Telecom will operate as a division of the Registrant’s operation in the U.K. Founder and CEO of Story Telecom, Nir Davison, will remain as Managing Director of the division.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K. The financial statements will be filed by amendment to this report no later than 69 calendar days after the date of this initial report.

(d)     Exhibits.

10.72	Stock Purchase Agreement dated May 10, 2006, by and among the Registrant, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: May 16, 2006	By:	/s/ Guy Nissenson
President and Chief Executive Officer